UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):           August 7, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Proposed Transaction with Confirma, Inc.

On August 7, 2009, Merge Healthcare Incorporated (the “Registrant”), Confirma, Inc. (“Confirma”) and Merge Acquisition Corporation, a newly formed wholly-owned subsidiary of Registrant (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby Merger Sub will merge with and into Confirma, with Confirma surviving as a wholly-owned subsidiary of Registrant.  The aggregate consideration to be received by shareholders of Confirma is approximately $22 million, subject to adjustment as set forth in the Merger Agreement, which shall be paid in shares Registrant’s common stock, par value $0.01, or approximately 5.6 million shares of Registrant’s common stock. Following the acquisition, former shareholders of Confirma will own approximately 9% of MRGE.  The Registrant expects the transaction to be completed in September.

The Merger Agreement contains customary representations, warranties and covenants by the parties. Confirma has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Confirma and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for Confirma and Registrant and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Confirma will be required to pay Registrant a termination fee of $1,500,000 or, in connection with the termination of the Merger Agreement under other specified circumstances, Registrant will be required to pay Confirma a termination fee of $1,000,000.

In addition, certain shareholders of Confirma have agreed to enter into a voting agreement pursuant to which such shareholders have committed to vote in favor of the transaction at a special meeting of Confirma’s shareholders called for the purposes of approving the transactions contemplated by the Merger Agreement.  Such shareholders hold a sufficient number of shares of Confirma to approve the transaction.

Other Information

The foregoing descriptions of the Merger Agreement and the Voting Agreement and the documents related thereto for the acquisition of Confirma by Registrant are qualified in their entirety by reference to the full texts of those documents, which are filed as exhibits hereto.

Safe Harbor

Any statements other than statements of historical facts, including statements about management’s beliefs and expectations, are “forward-looking statements” and should be evaluated as such.  Forward-looking statements usually describe expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” “plans,” “seeks,” “see” and similar expressions.  Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks.  Such forward-looking statements include Merge’s and Confirma’s decision to enter into an agreement for Merge to acquire Confirma, the ability of the parties to complete the transaction contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement, the possibility of any termination of the merger agreement, the successful integration of the Merge and Confirma products and the market acceptance of the resulting solutions. For Merge, particular uncertainties and risks that could cause actual results to differ materially from post-merger forward-looking statements include: the consummation and the successful integration of Confirma into Merge; market acceptance and performance of its products and services; the impact of competitive products and pricing; possible delays in the implementation of its managed services offering; the risks and effects of its recent changes in its executive and Board leadership, including the costs and expenses related to severance payments made to departing officers; the risks and effects of its recent securities issues, including the issuance of certain senior secured notes; the past restatement of its financial statements and other actions that may be taken or required as a result of such restatement; its ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to its outstanding indebtedness; risks associated with its prior delays in filings with the SEC or its ability to continue to meet the listing requirements of The NASDAQ Global Market; the costs, risks and effects of various pending legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and the pending settlements of certain class action and derivative lawsuits; and other risk factors detailed in its filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Neither Merge nor Confirma undertakes any obligation to update such forward-looking statements or any of such risks, uncertainties and other factors except as expressly required by the federal securities laws.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Joint News Release of the Registrant and Confirma, Inc. dated August 7, 2009.

Exhibit 99.2	Merger Agreement, dated August 7, 2009, between Registrant and Confirma, Inc.

Exhibit 99.3	Voting Agreement, dated August 7, 2009, between Registrant, Confirma, Inc. and the shareholders of Confirma, Inc. a party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 7, 2009	MERGE HEALTHCARE INCORPORATED

/s/ Steven M. Oreskovich
By: Steven M. Oreskovich
Title: Chief Financial Officer

EXHBIT INDEX

Exhibit Number	Description

99.1	Joint News Release of the Registrant and Confirma, Inc. dated August 7, 2009.

99.2	Merger Agreement, dated August 7, 2009, between Registrant and Confirma, Inc.

99.3	Voting Agreement, dated August 7, 2009, between Registrant, Confirma, Inc. and the shareholders of Confirma, Inc. a party thereto.